TEP FUND, INC.
                                 c/o Tocqueville
                               40 West 57th Street
                               New York, NY 10019
                                 (212) 698-0835

                                                                    July 6, 2005

Mr. Phillip Mandel
J. H. Cohn LLP
75 Eisenhower Parkway
Roseland, NJ 07068-1697

Dear Mr. Mandel:

      Enclosed is a copy of the statement that Tep Fund, Inc. (the "Fund") has filed with the Securities and Exchange Commission (the "SEC") in response to
Item 4.01 of Form 8-K and in accordance with Section 304(a) of Regulation S-K. This statement addresses certain issues related to the termination of your engagement with the Fund. We request that you review the statement and send to us a letter, addressed to the SEC, stating whether you agree with the disclosures. If you do not agree with any portion of the disclosures, please state the respects in which you do not agree.

      We are required to file your letter as an exhibit to our report or registration statement that contains our enclosed disclosures. Therefore, please send us your letter by July 22, 2005. If you are unable to provide a letter by this date, please get in touch with me so that we can discuss other arrangements.

                                                    Very truly  yours,


                                                    /s/ Stephen Tabb
                                                    -----------------------
                                                    Stephen Tabb, President